As filed with the Securities and Exchange Commission on September 15, 1999
                                                  Registration No. 33-59523
___________________________________________________________________________
___________________________________________________________________________

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                      POST EFFECTIVE AMENDMENT NO. 1
                      ______________________________
                                TO FORM S-8
                          REGISTRATION STATEMENT

                                   Under
                        The Securities Act of 1933

                         ACME ELECTRIC CORPORATION
          (Exact name of Registrant as specified in its charter)

          New York                                16-0324980
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)
400 Quaker State Road
East Aurora, New York                             14052-2199
(Address of Principal Executive Office)           (Zip Code)

        ACME ELECTRIC CORPORATION 1989 INCENTIVE STOCK OPTION PLAN
                         (Full title of the plan)

Michael A. Simon, Controller
ACME ELECTRIC CORPORATION
400 Quaker State Road
East Aurora, New York  14052-2199
(Name and address of agent for service)

716-655-3800
(Telephone number, including area code, of agent for service)

Copy to:  Phillips, Lytle, Hitchcock, Blaine & Huber LLP
3400 Marine Midland Center
Buffalo, New York  14203
Attention:  John B. Drenning, Esq.


















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                      EXPLANATORY STATEMENT

     A total of 441,220 shares of Common Stock of Acme Electric Corporation (the "Company") were registered by Registration Statements on Form S-8, File Numbers 33-79488 and 33-59523 to be issued in connection with the Company's 1989 Stock Option Plan (the "1989 Plan"). On October 30, 1998 the shareholders of the Company approved the Acme Electric Corporation 1998 Stock Option Plan (the "1998 Plan") and thereupon the 1989 Plan terminated. Two Hundred Thirty One Thousand (231,000) authorized but not granted shares of Common Stock of the Company which were registered in connection with the 1989 Plan will not be issued under the 1989 Plan and, pursuant to Instruction E to Form S-8 and the telephonic interpretations of the Securities and Exchange Commission (Interpretation No. 86 of Section 6. Securities Act Forms of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations - July 1997), are carried forward to the Registration Statement on Form S-8 filed on or about the date hereof in connection with the 1998 Plan.




                             PART II

Item 3.  Incorporation of Documents by Reference

     The Registration Statement on form S-8, File No. 33-59523, is incorporated herein by reference.






























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                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Aurora, New York on August 23, 1999.

                              ACME ELECTRIC CORPORATION


                              By:/s/Robert J. McKenna
                                 __________________________
                                 ROBERT J. McKENNA
                                 Chairman, President and
                                 Chief Executive Officer









































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          Pursuant to the requirements of the Securities Act of
1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                CAPACITY                           DATE
_________                ________                           ____

/s/Robert J. McKenna     Chairman, President and Chief      August 23, 1999
______________________   Executive Officer (Principal
  Robert J. McKenna      Executive Officer) and Director

/s/Michael A. Simon      Controller (Principal Financial    August 24, 1999
______________________   Officer and Principal Accounting
  Michael A. Simon       Officer)


/s/Robert D. Batting     Director                           August 23, 1999
______________________
  Robert D. Batting


/s/Robert T. Brady       Director                           August 23, 1999
______________________
  Robert T. Brady


/s/Randall L. Clark      Director                           August 23, 1999
______________________
  Randall L. Clark


/s/Terry M. Manon        Director                           August 23, 1999
______________________
  Terry M. Manon

























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